As filed with the Securities and Exchange Commission on April 21, 2020

Registration No. 333-233922

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BELLUS HEALTH INC.

(Exact name of registrant as specified in its charter)

Canada	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

275 Armand-Frappier Blvd. Laval, Québec Canada	H7V 4A7
(Address of Principal Executive Offices)	(Zip Code)

Stock Option Plan

(Full title of the plan)

C T Corporation System

1015 15th Street, NW

Suite 1000

Washington, District of Columbia 20005

(Name and address of agent for service)

(202) 572-3111

(Telephone number, including area code, of agent for service)

Copy to:

François Desjardins BELLUS Health Inc. 275 Armand-Frappier Blvd. Laval, Québec Canada (450) 680-4525	Thomas M. Rose Troutman Sanders LLP 401 9th Street, NW Suite 1000 Washington, District of Columbia 20004 (757) 687-7715

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑	Smaller reporting company	☐

		Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to that certain Registration Statement No. 333-233922 on Form S-8 filed with the Securities and Exchange Commission on September 25, 2019 (the “Original Registration Statement”) is being filed by BELLUS Health Inc. (the “Company” or the “Registrant”) in accordance with Rule 462(d) under the Securities Act of 1933, as amended, solely to add Exhibit 4.2, the Amended Stock Option Plan (effective February 26, 2020). The Original Registration Statement is hereby amended to add Exhibit 4.2, which was adopted on February 26, 2020 by the Company’s board of directors and amends the Company’s Stock Option Plan (effective May 15, 2012) previously filed as Exhibit 4.1. The amendments, which did not require shareholder approval, involved changes of a housekeeping nature. Except as described herein, this Amendment does not update, amend or modify any other information, statement or disclosure contained in the Original Registration Statement.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

The following exhibits are filed as part of this registration statement:

Number	Description

4.1	Stock Option Plan (effective May 15, 2012)(1)

4.2	Amended Stock Option Plan (effective February 26, 2020)*

5.1	Opinion of Davies Ward Phillips & Vineberg LLP(1)

23.1	Consent of Davies Ward Phillips & Vineberg LLP (included in the Opinion filed as Exhibit 5.1)(1)

23.2	Consent of KPMG LLP(1)

24.1	Powers of Attorney (included on the signature pages to the Registration Statement)(1)

* Filed Herewith.

(1) Previously Filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laval, Province of Québec, Canada, on April 21, 2020.

BELLUS HEALTH INC.
(Registrant)

By:	/s/ François Desjardins
François Desjardins Vice President, Finance

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed below by the following persons in the capacities indicated on April 21, 2020.

Signature	Title
/s/ Roberto Bellini Roberto Bellini	Chief Executive Officer and Director (Principal Executive Officer)
/s/ François Desjardins François Desjardins	Vice President, Finance (Principal Financial and Accounting Officer)
* Francesco Bellini	Chairperson of the Board of Directors
* Youssef L. Bennani	Director
* Franklin M. Berger	Director
* Clarissa Desjardins	Director
* Chau Q. Khuong	Director
* Pierre Larochelle	Director
* Joseph Rus	Director
/s/ Roberto Bellini Roberto Bellini	Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Post-Effective Amendment No. 1, solely in the capacity of the duly authorized representative of BELLUS Health Inc. in the United States, in the City of Newark, State of Delaware, on April 21, 2020.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director